Exhibit 4.3

OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”) to those certain Warrants (as defined below) is entered into by and among Global Energy Clean Holdings Inc., a Delaware corporation (the “Company”) and each of Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund GCE Co-Invest, L.P., Orion Energy Credit Opportunities Fund GCE Co-Invest B, L.P., Orion Energy Credit Opportunities Fund III PV, L.P., Orion Energy Credit Opportunities Fund III GPFA, L.P., Orion Energy Credit Opportunities Fund III, L.P., Orion Energy Credit Opportunities Fund III GPFA PV, L.P., LIF AIV 1, L.P., Voya Renewable Energy Infrastructure Originator I LLC and Voya Renewable Energy Infrastructure Originator L.P. (the “Holders”). The Company and the Holders are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined have the meanings ascribed to such terms in the Warrants.

WHEREAS, the Company previously issued those certain Warrant Certificate Nos. GCEH-002, GCEH-003, GCEH-004, GCEH-006, GCEH-007, GCEH-008, GCEH-009, GCEH-010, GCEH-011, GCEH-012, GCEH-013 and GCEH-014 (the “Warrants”) to the applicable Holders as set forth in each applicable Warrant; and

WHEREAS, the Company and the Holders desire to amend each of the Warrants in the manner set forth herein in order to clarify the original intention of the Parties with respect to the terms of exercise of the Warrants.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Parties agree as follows:

1.          Amendment to Warrants. Pursuant to Section 19 of each Warrant, each applicable Party hereby agrees that Section 3 of each Warrant is hereby amended to add a clause (j) as follows:

“(j)        Notwithstanding anything to the contrary contained herein, unless all of Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund GCE Co-Invest, L.P., Orion Energy Credit Opportunities Fund GCE Co-Invest B, L.P., Orion Energy Credit Opportunities Fund III PV, L.P., Orion Energy Credit Opportunities Fund III GPFA, L.P., Orion Energy Credit Opportunities Fund III, L.P., Orion Energy Credit Opportunities Fund III GPFA PV, L.P., LIF AIV 1, L.P., Voya Renewable Energy Infrastructure Originator I LLC and Voya Renewable Energy Infrastructure Originator L.P. (the “Lender Holders”), together with any other “attribution parties”, file any Securities and Exchange Commission reports required as a result of such Lender Holders and such other “attribution parties” collectively beneficially owning in the aggregate in excess of 4.99% of the number of shares of Common Stock of the Company outstanding, this Warrant shall not be exercisable by Holder if such Holder together with any other “attribution parties” collectively would beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock of the Company outstanding immediately after giving effect to such exercise. For purposes of the foregoing, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. At any time, upon written notice to the Company, Holder may increase or decrease the Maximum Percentage to any other percentage; provided that any increase to the Maximum Percentage shall not be effective until the sixty-first (61st) day after such written notice is delivered to the Company.”

2.          Effectiveness of Amendment. This Amendment is being entered into and adopted to reflect the original intention of the Parties as of the Original Issue Date with respect to each Warrant and is, therefore, being made effective as of the applicable Original Issue Date of each Warrant.

3.          References to Warrants. After giving effect to this Amendment, each reference in each applicable Warrant to “this Warrant”, “hereof”, “hereunder”, “herein” or words or phrases of similar import shall refer to such Warrant as amended by this Amendment; provided, that, for the avoidance of doubt, all references in each Warrant to “the date hereof” and “the date of this Warrant” or words or phrases of similar import shall refer to the Original Issue Date of such Warrant.

4.          Entire Agreement. This Amendment, together with each Warrant constitutes the entire agreement among the Company and the applicable Holder that is the recipient of such Warrant with respect to the subject matter hereof and thereof and supersedes any prior understandings, negotiations, agreements, statements or representations among the Holders and Company or any of their respective Affiliates of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

5.          No Other Amendments. Except as expressly amended by this Amendment, the terms of each Warrant shall remain in full force and effect.

6.          Miscellaneous Terms. The provisions of Sections 18 (Headings), 19 (Amendment and Modification; Waiver), 20 (Severability), 21 (Governing Law), 22 (Submission to Jurisdiction), 23 (Waiver of Jury Trial), 24 (Counterparts) and 24 (No Strict Construction) of each Warrant shall apply mutatis mutandis to this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each Party has executed this Amendment effective as to each Warrant as of the Original Issue Date of such Warrant.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:	/s/ Richard Palmer
Name: Richard Palmer
Title: President & CEO

ORION ENERGY CREDIT OPPORTUNITIES FUND II, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND II PV, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND II GPFA, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES GCE CO-INVEST, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES GCE CO-INVEST B, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND III, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND III PV, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND III GPFA, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

ORION ENERGY CREDIT OPPORTUNITIES FUND III GPFA PV, L.P.

By:	/s/ Gerrit Nicholas
Name: Gerrit Nicholas
Title: Managing Partner

VOYA RENEWABLE ENERGY INFRASTRUCTURE ORIGINATOR I LLC

By:	Voya Alternative Asset Management LLC, as Agent

By:	/s/ Edward Levin
Name: Edward Levin
Title: Senior Vice President

VOYA RENEWABLE ENERGY INFRASTRUCTURE ORIGINATOR L.P.

By:	Voya Alternative Asset Management LLC, as Agent

By:	/s/ Edward Levin
Name: Edward Levin
Title: Senior Vice President

LIF AIV 1, L.P

By:	GCM Investments GP, LLC, its General Partner

By:	/s/ Todd Henigan
Name: Todd Henigan
Title: Authorized Signatory